Exhibit 10.8



                                    AGREEMENT
                                    ---------


     This Agreement made effective as of February 1, 1996 by and between CUC International Inc. (the "Company"), a Delaware corporation, and Amy N. Lipton ("Executive").

   The Executive is willing to serve in the employ of the Company on a full-time basis upon such other terms and conditions as provided in this Agreement.

     In consideration of the mutual covenants contained in this Agreement, the parties hereby agree as follows:


                                    SECTION I
                                   EMPLOYMENT
                                   ----------

     The Company agrees to employ the Executive and the Executive agrees to be employed by the Company for the Period of Employment as provided in Section III.A below and upon the terms and conditions provided in the Agreement.


                                   SECTION II
                          POSITION AND RESPONSIBILITIES
                          -----------------------------

     During the Period of Employment, the Executive agrees to serve as a Senior Vice President and the General Counsel of the Company and to be responsible for the typical management responsibilities expected of an officer holding such position.


                                   SECTION III
                                TERMS AND DUTIES
                                ----------------

     A.   Period of Employment
          --------------------

          The period of the Executive's employment under this Agreement (the "Period of Employment") will commence as of February 1, 1996 and shall continue for a period of sixty (60) full calendar months subject to termination as provided in this Agreement. On February 1, 2001, and on each February 1 thereafter, the Period of Employment will be automatically extended by twelve additional calendar months unless prior to February 1, 2001 or any subsequent February 1 the Company shall deliver to the Executive or the Executive shall deliver to the Company, written notice that the Period of Employment will end at the expiration of the then existing Period of Employment, including any previous extensions, and will not be further extended except by agreement of the Company and the Executive. The Period of Employment shall continue until the expiration of all automatic extensions unless it is terminated as provided in this Agreement.

     B.   Duties
          ------

          During the Period of Employment and except for illness, incapacity or any reasonable vacation periods in any calendar year, the Executive shall devote all of her business time, attention and skill exclusively to the business and affairs of the Company and its subsidiaries. The Executive will not engage in any other business activity and will perform faithfully the duties which may be assigned to her from time to time by the Company consistent with Section II of this Agreement. Nothing in this Agreement shall preclude the Executive from devoting time during reasonable periods required for:

        i. Serving, with the prior approval of the President or Chief Executive Officer of the Company, as a director or member of a committee or organization involving no actual or potential conflict of interest with the Company;
        ii.  Delivering lectures and fulfilling speaking engagements;

        iii. Engaging in charitable and community activities; and

        iv. Investing her personal assets in such form or manner that will not violate this Agreement or require services on the part of the Executive in the operation or affairs of the companies in which those investments are made.

The activities described in clauses i, ii and iii, above will be allowed as long as they do not materially affect or interfere with the performance of the Executive's duties and obligations to the Company.


                                   SECTION IV

     A.   Compensation
          ------------

          For all services rendered by the Executive pursuant to this Agreement during the Period of Employment, including services as an executive, officer, director or committee member of the Company or any subsidiary of the Company, the Executive shall be compensated as follows:

          i.   Base Salary
               -----------

               The Company shall pay the Executive a fixed base salary ("Base Salary"), subject to annual increases as the Company deems appropriate, in accordance with the Company's customary procedures regarding the salaries of senior officers. Base Salary shall be payable according to the customary payroll practices of the Company but in no event less frequently than once each month.

          ii.  Annual Incentive Awards
               -----------------------

               The Executive will be eligible for discretionary annual incentive compensation awards.

     B.   Additional Benefits
          -------------------

          i. In addition, the Executive will be entitled to participate in all compensation or employee benefit plans or programs and receive all benefits and perquisites for which salaried employees of the Company generally are eligible under any plan or program now or established later by the Company on the same basis as similarly situated senior executives of the Company. The Executive will participate to the extent permissible under the terms and provisions of such plans or programs, in accordance with program provisions. These include any group hospitalization, health, dental care, life or other insurance, savings, thrift and profit sharing plans, termination pay programs, sick leave plans, travel or accident insurance, disability insurance, and contingent compensation plans, including capital accumulation programs and stock option plans, which the Company may establish. Nothing in this Agreement will preclude the Company from amending or terminating any of the plans or programs applicable to salaried employees or senior executives as long as such amendment or termination is applicable to all salaried employees or senior executives, as the case may be.

          ii. The Executive will be entitled to a minimum of four (4) weeks of paid vacation annually.

                                    SECTION V
                                BUSINESS EXPENSES
                                -----------------

     The Company will reimburse the Executive for all reasonable travel and other expenses incurred by the Executive in connection with the performance of her duties and obligations under this Agreement. The Executive shall comply with such limitations and reporting requirements with respect to expenses as may be established from time to time.


                                   SECTION VI
                                   DISABILITY
                                   ----------

     A.   i.   If the Executive becomes Disabled during the Period of
Employment, the Period of Employment may be terminated at the option of the

Executive upon notice of resignation to the Company or at the option of the Company upon notice of termination to the Executive. "Disabled" means a determination by independent competent medical authority that the Executive is unable to perform her duties under this Agreement and in all reasonable medical likelihood such inability will continue for a period in excess of one hundred and eighty (180) days. Unless otherwise agreed by the Executive and the Company, the independent medical authority shall be selected by theExecutive and the Company each selecting a board-certified licensed physician and the two physicians selected designating an independent medical authority, whose determination that the Executive is Disabled shall be binding upon the Company and the Executive. In such event, until the Executive reaches the age of sixty-five (65) (or such earlier date on which she is no longer Disabled), the Company shall continue to pay the Executive sixty percent(60%) of her Base Salary as in effect at the time of the termination minus the amount of any disability payments the Executive may receive under any long-term disability insurance maintained by the Company. Such amount shall be payable as provided in Section IV.A hereof. Earned but unpaid Base Salary and earned but unpaid incentive compensation awards will be paid in a lump sum at the time of such termination. No incentive compensation shall be deemed earned within the meaning of this Agreement until the Executive is informed in writing as to the amount of such incentive compensation the Executive is to be awarded as to a particular period.

          ii. The Company will also continue the benefits and perquisites described in this Agreement for a period of thirty six (36) months subsequent to any such termination.

          iii. In the event of any such termination, all unvested stock options held by the Executive shall be deemed fully vested on the date of such termination and shall remain fully exercisable until the applicable expiration dates contained in the applicable stock option agreements pursuant to which such stock options were granted.

     B. During the period the Executive is receiving payments of either regular compensation or disability insurance described in this Agreement and as long as she is physically and mentally able to do so without undue burden, the Executive will furnish information and assistance to the Company as reasonably requested and from time to time will make herself reasonably available to the Company to undertake assignments consistent with her prior position with the Company and her physical and mental health. If the Company fails to make a payment or provide a benefit required as part of the Agreement, the Executive's obligation to furnish information and assistance will end.

                                   SECTION VII
                                      DEATH
                                      -----

    In the event of the death of the Executive during the Period of Employment, the Period of Employment shall end and the Company's obligation to make payments under this Agreement shall cease as of the date of death, except for earned but unpaid Base Salary and any earned but unpaid incentive compensation awards, which will be paid to the Executive's surviving spouse, estate or personal representative, as applicable, in a lump sum within sixty (60) days after the date of the Executive's death. The Executive's designated beneficiary will be entitled to receive the proceeds of any life or other insurance or other death benefit programs provided in this Agreement. The Company will also continue the benefits and perquisites described in this Agreement for a period of thirty-six
(36) months commencing on the Executive's death. Any stock options held by the Executive shall be deemed fully vested on the date of the Executive's death and shall remain fully exercisable until the applicable expiration dates contained in the applicable stock option agreements pursuant to which such stock options were granted.


                                  SECTION VIII
                       EFFECT OF TERMINATION OF EMPLOYMENT
                       -----------------------------------

     A. If the Executive's employment terminates due to either a Without Cause Termination or a Constructive Discharge (other than as contemplated by Section
XI), as defined in this Section below, the Company shall pay the Executive (or her surviving spouse, estate or personal representative, as applicable) her Base Salary as in effect at the time of the termination for a period of twelve (12) months following such termination. Such amount shall be payable as provided in
Section IV.A hereof. Earned but unpaid Base Salary and earned but unpaid incentive compensation awards will be paid in a lump sum at the time of such termination. The benefits and perquisites described in this Agreement will be continued for twenty-four (24) months. In the event of any such Without Cause Termination or Constructive Discharge, any unvested stock options held by the Executive which would have vested during the eighteen (18) months following such termination, shall continue to vest in accordance with the respective terms of the applicable stock option agreements pursuant to which such options were granted, notwithstanding anything to the contrary in any such stock option agreements.

     B. If the Executive resigns or the Executive's employment terminates due to a Termination for Cause, as defined in this Section below, earned but unpaid Base Salary and any earned but unpaid incentive compensation will be paid to the Executive in a lump sum within sixty (60) days of such termination. No other payments will be made or benefits or perquisites provided by the Company.

     C. Upon termination of the Executive's employment other than for reasons due to death, disability, or pursuant to Paragraph A of this Section or Section XI, the Period of Employment and the Company's obligation to make payments under this Agreement will cease as of the date of the termination, except as expressly provided in this Agreement.

     D.   For this Agreement, the following terms have the following meanings:


          i. "Termination for Cause" means termination of the Executive's employment by the Company upon a good faith determination by the Board of Directors, by written notice to the Executive specifying the event relied upon for such termination, due to the Executive's material breach of any of her duties or covenants under this Agreement or her serious, willful misconduct with respect to the Company or any of its affiliates (including but not limited to conviction for a felony or perpetration of a common law fraud) which, in any such case, is not cured (if such breach is capable of being cured) within thirty
(30) days after written notice thereof to the Executive.

          ii. "Constructive Discharge" means termination of the Executive's employment by the Executive due to a failure of the Company to fulfill any of its material obligations under this Agreement in any material respect (including without limitation any reduction of the Executive's Base Salary as the same may be increased during the Period of Employment (other than reductions applicable to all senior executives of the Company) or other material change by the Company in the functions, duties or responsibilities of the Executive's position which would reduce the level, importance or scope of such position; or any relocation of the Executive outside of the Stamford, Connecticut area). The Executive will provide the Company a written notice which describes the circumstances being relied on for the termination with respect to this Agreement within ninety (90) days after the event giving rise to the notice. The Company will have thirty
(30) days after receipt of such notice to remedy the situation prior to the termination for Constructive Discharge.

          iii. "Without Cause Termination" or "terminated Without Cause" means termination of the Executive's employment by the Company other than due to death, disability, or Termination for Cause. Without limiting the generality of the foregoing, the Executive shall be deemed to have been terminated Without Cause if the Company provides notice to the Executive pursuant to Section III A of this Agreement that the Period of Employment will end at the expiration of the then existing Period of Employment.

                                   SECTION IX
                          OTHER DUTIES OF THE EXECUTIVE
                          -----------------------------
                    DURING AND AFTER THE PERIOD OF EMPLOYMENT
                    -----------------------------------------

     A. The Executive will with reasonable notice during or after the Period of Employment furnish information as may be in her possession and fully cooperate with the Company and its affiliates as may be requested in connection with any claims or legal action in which the Company or any of its affiliates is or may become a party.

     B. The Executive recognizes and acknowledges that all information pertaining to this Agreement or to the affairs; business; results of operations; accounting methods, practices and procedures; members; acquisition candidates; financial condition; clients; customers or other relationships of the Company or any of its affiliates ("Information") is confidential and is a unique and valuable asset of the Company or any of its affiliates. Access to and knowledge of certain of the Information is essential to the performance of the Executive's duties under this Agreement. The Executive will not during the Period of Employment or thereafter, except to the extent reasonably necessary in performance of her duties under this Agreement, give to any person, firm, association, corporation, or governmental agency any Information, except as may be required by law. The Executive will not make use of the Information for her own purposes or for the benefit of any person or organization other than the Company or any of its affiliates. The Executive will also use her best efforts to prevent the disclosure of this Information by others. All records, memoranda, etc. relating to the business of the Company or its affiliates whether made by the Executive or otherwise coming into her possession are confidential and will remain the property of the Company or its affiliates.

     C.   i.   During the Period of Employment and for two (2) years thereafter
(the "Restricted Period"), irrespective of the cause, manner or time of any termination, the Executive will not use her status with the Company or any of its affiliates to obtain loans, goods or services from another organization on terms that would not be available to her in the absence of her relationship to the Company or any of its affiliates.

          ii. During the Restricted Period, the Executive will not make any statements or perform any acts intended to or which may have the effect of advancing the interest of any existing or prospective competitors of the Company or any of its affiliates or in any way injuring the interests of the Company or any of its affiliates. During the Restricted Period, the Executive, without prior express written approval by the Board of Directors of the Company, will not engage in, or directly or indirectly (whether for compensation or otherwise) own or hold proprietary interest in, manage, operate, or control, or join or participate in the ownership, management, operation or control of, or furnish any capital to or be connected in any manner with, any party which competes in any way or manner with the business of the Company or any of its affiliates, as such business or businesses may be conducted from time to time, either as a general or limited partner, proprietor, common or preferred shareholder, officer, director, agent, employee, consultant, trustee, affiliate, or otherwise. The Executive acknowledges that the Company's and its affiliates' businesses are conducted nationally and internationally and agrees that the provisions in the foregoing sentence shall operate throughout the United States and the World.

          iii. During the Restricted Period, the Executive, without express prior written approval from the Board of Directors, will not solicit any members or the then current clients of the Company or any of its affiliates for any existing business of the Company or any of its affiliates or discuss with any employee of the Company or any of its affiliates information or operation of any business intended to compete with the Company or any of its affiliates.

          iv. During the Restricted Period, the Executive will not meddle with the employees or affairs of the Company or any of its affiliates or solicit or induce any person who is an employee of the Company or any of its affiliates to terminate any relationship such person may have with the Company or any of its affiliates, nor shall the Executive during such period directly or indirectly engage, employ or compensate, or cause or permit any person with which the Executive may be affiliated, to engage, employ or compensate, any employee of the Company or any of its affiliates. The Executive hereby represents and warrants that the Executive has not entered into any agreement, understanding or arrangement with any employee of the Company or any of its affiliates pertaining to any business in which the Executive has participated or plans to participate, or to the employment, engagement or compensation of any such employee.

          v. For the purposes of this Agreement, proprietary interest means legal or equitable ownership, whether through stock holding or otherwise, of an equity interest in a business, firm or entity or ownership of more than 5% of any class of equity interest in a publicly-held company and the term "affiliate" shall include without limitation all subsidiaries and licensees of the Company.

          vi. The Company's obligation to make any payments under the terms of this Agreement will cease upon any violation of the preceding paragraphs.

     D. The Executive hereby acknowledges that damages at law may be an insufficient remedy to the Company if the Executive violates the terms of this Agreement and that the Company shall be entitled, upon making the requisite showing, to preliminary and/or permanent injunctive relief in any court of competent jurisdiction to restrain the breach of or otherwise to specifically enforce any of the covenants contained in this Agreement without the necessity of showing any actual damage or that monetary damages would not provide an adequate remedy. Such right to an injunction shall be in addition to, and not in limitation of, any other rights or remedies the Company may have. Without limiting the generality of the foregoing, neither party shall oppose any motion the other party may make for any expedited discovery or hearing in connection with any alleged breach of this Section IX.

     E. The period of time during which the provisions of this Section IX shall be in effect shall be extended by the length of time during which the Executive is in breach of the terms hereof as determined by any court of competent jurisdiction on the Company's application for injunctive relief.

     F. The Executive agrees that the restrictions contained in this Section IX are an essential element of the compensation the Executive is granted hereunder and but for the Executive's agreement to comply with such restrictions, the Company would not have entered into this Agreement.


                                    SECTION X
                           INDEMNIFICATION; LITIGATION
                           ---------------------------

     A. The Company will indemnify the Executive to the fullest extent permitted by the laws of the state of the Company's incorporation in effect at that time, or certificate of incorporation and by-laws of the Company, whichever affords the greater protection to the Executive. The Executive will be entitled to any insurance policies the Company may elect to maintain generally for the benefit of its officers and directors against all costs, charges and expenses incurred in connection with any action, suit or proceeding to which she may be made a party by reason of being a director or officer of the Company.

     B. In the event of any litigation or other proceeding between the Company and the Executive with respect to the subject matter of this Agreement, the Company shall reimburse the Executive for all costs and expenses related to the litigation or proceeding including attorney's fees and expenses, providing that the litigation or proceeding results in either settlement requiring the Company to make a payment to the Executive or judgment in favor of the Executive.

                                   SECTION XI
                                CHANGE IN CONTROL
                                -----------------

     A. In the event there is a Change in Control, as defined below, and the Executive's employment is terminated Without Cause or the Executive's employment terminates due to a Constructive Discharge, in either case within two (2) years after such Change of Control, the Company shall pay to the Executive (or her surviving spouse, estate or personal representative, as applicable) her Base Salary as in effect at the time of such termination of employment for a period of two (2) years following such termination. In addition, in such event earned but unpaid Base Salary and any earned but unpaid incentive compensation awards will be paid to the Executive (or her surviving spouse, estate or personal representative, as applicable) in a lump sum at the time of such termination. The benefits and perquisites described in this Agreement will also be continued for two (2) years from the effective date of termination of employment or Constructive Discharge, as the case may be, pursuant to a Change of Control as aforesaid. In the event there is a Change in Control, all unvested stock options held by the Executive shall immediately upon such Change in Control be deemed fully vested and shall remain exercisable until the applicable expiration dates contained in the applicable stock option agreements pursuant to which such stock options were granted, whether or not the Executive's employment is terminated. The Executive shall not be entitled to receive any duplicative payments as a result of the implementation of the provisions of this Section XI.

     B. The Executive shall not be required to mitigate the amount of any payment provided for after a Change in Control by seeking other employment or otherwise, nor shall the amount of any such payment be reduced by any compensation earned by the Executive as the result of employment by another employer after the date the Executive's employment hereunder terminates.

     C. A "Change in Control" shall be deemed to have occurred if (i) a tender offer shall be made and consummated for the ownership of 51% or more of the outstanding voting securities of the Company, (ii) the Company or any subsidiary thereof shall be merged with or into or consolidated with another corporation and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, (iii) the Company shall sell substantially all of its assets to another corporation which is not a wholly-owned subsidiary, (iv) a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date hereof) of the Securities Exchange Act of 1934, as amended, shall acquire 51% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record) or (v) any other event shall take place that a majority of the Board of Directors of the Company, in its sole discretion, shall determine constitutes a "Change in Control" for the purposes hereof. For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) (as in effect on the date hereof) pursuant to the Securities Exchange Act of 1934, as amended.

                                   SECTION XII
                                WITHHOLDING TAXES
                                -----------------

     The Company may directly or indirectly withhold from any payments under this Agreement all federal, state, city or other taxes that shall be required pursuant to any law or governmental regulation.

                                  SECTION XIII
                           EFFECT OF PRIOR AGREEMENTS
                           --------------------------

     This Agreement contains the entire understanding between the Company and the Executive with respect to the subject matter hereof and supersedes any prior employment agreement between the Company and the Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to the Executive of a kind elsewhere provided and not expressly provided in this Agreement.


                                   SECTION XIV
                     CONSOLIDATION, MERGER OR SALE OF ASSETS
                     ---------------------------------------

     Nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation which assumes this Agreement and all obligations and undertakings of the Company hereunder. Upon such a consolidation, merger or sale of assets the term "the Company" will mean the other corporation and this Agreement shall continue in full force and effect.


                                   SECTION XV
                                  MODIFICATION
                                  ------------

    This Agreement may not be modified or amended except in writing signed by the parties. No term or condition of this Agreement will be deemed to have been waived except in writing by the party charged with waiver. A waiver shall operate only as to the specific term or condition waived and will not constitute a waiver for the future or act on anything other than that which is specifically waived.

                                   SECTION XVI
                           GOVERNING LAW; CONSTRUCTION
                           ---------------------------

    This Agreement has been executed and delivered in the State of Connecticut and its validity, interpretation, performance and enforcement shall be governed by the internal laws of that state. The construction and interpretation of this Agreement shall not be strictly construed against the drafter.


                                  SECTION XVII
                                   ARBITRATION
                                   -----------

   A. Any controversy, dispute or claim arising out of or relating to this Agreement or the breach hereof which cannot be settled by mutual agreement (other than with respect to the matters covered by Section IX for which the Company may, but shall not be required to, seek injunctive relief) shall be finally settled by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state arbitration law) as follows: Any party who is aggrieved shall deliver a notice to the other party setting forth the specific points in dispute. Any points remaining in dispute twenty (20) days after the giving of such notice may be submitted to arbitration in New York, New York, to Jams/Endispute, before a single arbitrator appointed in accordance with the arbitration rules of Jams/Endispute, modified only as herein expressly provided. After the aforesaid twenty (20) days, either party, upon ten (10) days notice to the other, may so submit the points in dispute to arbitration. The arbitrator may enter a default decision against any party who fails to participate in the arbitration proceedings.

     B. The decision of the arbitrator on the points in dispute will be final, unappealable and binding, and judgment on the award may be entered in any court having jurisdiction thereof.

     C. Except as otherwise provided in this Agreement, the arbitrator will be authorized to apportion its fees and expenses and the reasonable attorneys' fees and expenses of any such party as the arbitrator deems appropriate. In the absence of any such apportionment, the fees and expenses of the arbitrator will be borne equally by each party, and each party will bear the fees and expenses of its own attorney.

     D. The parties agree that this Section has been included to rapidly and inexpensively resolve any disputes between them with respect to this Agreement, and that this Section shall be grounds for dismissal of any court action commenced by either party with respect to this Agreement, other than postarbitration actions seeking to enforce an arbitration award. In the event that any court determines that this arbitration procedure is not binding, or otherwise allows any litigation regarding a dispute, claim, or controversy covered by this Agreement to proceed, the parties hereto hereby waive any and all right to a trial by jury in or with respect to such litigation.

    E. The parties shall keep confidential, and shall not disclose to any person, except as may be required by law, the existence of any controversy hereunder, the referral of any such controversy to arbitration or the status or resolution thereof.



                                  SECTION XVIII
                                    SURVIVAL
                                    --------

     Sections VI, VII, VIII, IX, X, XI, XVI, XVII and XIX shall continue in full force in accordance with their respective terms notwithstanding any termination of the Period of Employment.


                                   SECTION XIX
                                  SEPARABILITY
                                  ------------

     All provisions of this Agreement are intended to be severable. In the event any provision or restriction contained herein is held to be invalid or unenforceable in any respect, in whole or in part, such finding shall in no way affect the validity or enforceability of any other provision of this Agreement. The parties hereto further agree that any such invalid or unenforceable provision shall be deemed modified so that it shall be enforced to the greatest extent permissible under law, and to the extent that any court of competent jurisdiction determines any restriction herein to be unreasonable in any respect, such court may limit this Agreement to render it reasonable in the light of the circumstances in which it was entered into and specifically enforce this Agreement as limited.

   IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                        CUC INTERNATIONAL INC.



                                        By:  /s/ E. Kirk Shelton
                                           -------------------------
                                             E. Kirk Shelton